AMENDMENT NO. 1 TO CREDIT AGREEMENT

     THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Amendment"), dated as of December 17, 2010 is made by and among SEABOARD CORPORATION, a Delaware corporation (the "Company"), CERTAIN SUBSIDIARIES OF THE COMPANY (each a "Designated Borrower" and, together with the Company, the "Borrowers"), BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Administrative Agent"), and each of the Lenders signatory hereto. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Credit Agreement as defined below.

                      W I T N E S S E T H:

     WHEREAS, the Borrowers, Bank of America, as Administrative Agent, Swing Line Lender and L/C Issuer, and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of July 10, 2008 (as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the "Credit Agreement"), pursuant to which the Lenders have made available to the Borrowers a revolving credit facility, including a letter of credit subfacility and a swing line subfacility; and

     WHEREAS,    the   Borrowers   have   requested   that    the
Administrative  Agent  and  the Required  Lenders  amend  certain provisions  of  the Credit Agreement as set forth  in  Section  1 below; and

     WHEREAS, the Administrative Agent and the Lenders signatory hereto are willing to effect such amendments on the terms and conditions as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

          (a)   The  definition  of  "Priority  Indebtedness"  in
     Section 1.02 of the Credit Agreement is amended by deleting the reference to "Section 7.01(n)" and inserting "Section
     7.01(p)" in lieu thereof.

          (b) Section 7.01(o) of the Credit Agreement is deleted in its entirety and the following new Sections 7.01(o) and
     (p) are inserted in lieu thereof:

               (o) Liens on the barge securing the financing obtained by Transcontinental Capital Corp. (Bermuda) Ltd. in connection with the purchase of a 106 MW barge-mounted power plant in the Dominican Republic; and

               (p) Liens not otherwise permitted by this Section 7.01; provided, that the aggregate amount of Indebtedness secured by Liens permitted by this clause
          (p) shall not at any time, when added to all other Priority Indebtedness, exceed 10% of Consolidated Tangible Net Worth determined at such time.

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          (c)  Section 7.03(i) of the Credit Agreement is amended
     by deleting "Ingenio v Refineria San Martin del Tabacal" and inserting "Transcontinental Capital Corp. (Bermuda) Ltd." in lieu thereof.

     2.   Conditions Precedent.  The effectiveness of this
Amendment is subject to the satisfaction of the following conditions precedent:

          (a) the Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

               (i) one or more counterparts of this Amendment, duly executed by the Borrowers, the Administrative
          Agent and the Required Lenders;

               (ii)  such other documents, instruments, opinions,
          certifications,  undertakings, further  assurances  and
          other   matters  as  the  Administrative  Agent   shall
          reasonably require; and

          (b) unless waived by the Administrative Agent, all fees and expenses of the Administrative Agent and the Lenders (including the reasonable fees and expenses of counsel to the Administrative Agent to the extent invoiced prior to the date hereof) in connection with this Amendment shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

     3. Reaffirmation by each of the Borrowers. Each of the Borrowers hereby consents, acknowledges and agrees to the amendments of the Credit Agreement set forth herein.

     4.   Representations and Warranties.  In order to induce the
Administrative  Agent  and  the  Lenders  to  enter   into   this
Amendment,   the   Borrowers  represent  and   warrant   to   the
Administrative Agent and the Lenders as follows:

          (a) The representations and warranties of (i) the Borrowers contained in Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Amendment, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

          (b) Since the date of the most recent financial reports of the Company delivered pursuant to Section 6.01(a) of the Credit Agreement, there has been no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) No Default or Event of Default has occurred and is continuing.

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     5.    Entire Agreement.  This Amendment, together  with  all
the Loan Documents (collectively, the "Relevant Documents"), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth, shall bind any party hereto and not one of them has relied on any such
promise,  condition,  representation or warranty.   Each  of  the
parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except as permitted pursuant to Section 10.01 of the Credit Agreement.

     6. Full Force and Effect of Amendment. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects by each party hereto and shall be and remain in full force and effect according to their respective terms.

     7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other electronic transmission (including .PDF) shall be effective as delivery of a manually executed counterpart of this Amendment.

     8. Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with the laws of the State of New York.

     9. Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

     10.    References.   All  references  in  any  of  the  Loan
Documents  to  the  "Credit  Agreement"  shall  mean  the  Credit
Agreement as amended hereby.

     11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each of the Lenders, and their respective successors, assigns and legal representatives; provided, however, that no Borrower, without the prior consent of the Required Lenders, may assign any rights, powers, duties or obligations hereunder.

                    [Signature pages follow.]

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     IN  WITNESS  WHEREOF, the parties hereto  have  caused  this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                              BORROWERS:

                              SEABOARD CORPORATION

                              By:     /s/ Robert L. Steer
                              Name:   Robert L. Steer
                              Title:  Senior Vice President and CFO

                              MERRIAM FINANCIAL SERVICES, LTD.

                              By:     /s/ Robert L. Steer
                              Name:   Robert L. Steer
                              Title:  Vice President

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                              ADMINISTRATIVE AGENT:
                              BANK OF AMERICA, N.A., as
                              Administrative Agent

                              By:     /s/ Joan Mok-Lau
                              Name:   Joan Mok-Lau
                              Title:  Vice President

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                              LENDERS:

                              BANK OF AMERICA, N.A., as a Lender,
                              L/C Issuer and Swing Line Lender

                              By:     /s/ David L. Catherall
                              Name:   David L. Catherall
                              Title:  Senior Vice President

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                              COBANK, ACB

                              By:     /s/ Alan V. Schuler
                              Name:   Alan V. Schuler
                              Title:  Vice President

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                              U.S. AGBANK, FCB, as disclosed
                              agent

                              By:     /s/ Travis W. Ball
                              Name:   Travis W. Ball
                              Title:  Vice President

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                              COOPERATIEVE CENTRALE RAIFFEISEN-
                              BOERENLEENBANK, B.A., "RABOBANK
                              NEDERLAND", NEW YORK BRANCH

                              By:     /s/ Robert M. Mandula
                              Name:   Robert M. Mandula
                              Title:  Managing Director

                              By:     /s/ Izumi Fukushima
                              Name:   Izumi Fukushima
                              Title:  Executive Director

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                              SUNTRUST BANK

                              By:     /s/ M. Gabe Bonfield
                              Name:   M. Gabe Bonfield
                              Title:  Vice President

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                              THE BANK OF NEW YORK MELLON

                              By:     /s/ Donald G. Cassidy, Jr.
                              Name:   Donald G. Cassidy, Jr.
                              Title:  Managing Director

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